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                                                       Exhibit 3-A
                       NEW ENGLAND POWER COMPANY
                             Balance Sheet
                         At September 30, 1996
                                                           (Unaudited)
                                                                   ASSETS
                                ------
                                                             (In Thousands)
                                                                     )
Utility plant, at original cost                                 $2,973,759
 Less accumulated provisions for depreciation and amortization   1,098,734
                                                                ----------
                                                                 1,875,025
Net investment in Seabrook 1 under rate settlement                   3,803
Construction work in progress                                       47,284
                                                                ----------
      Net utility plant                                          1,926,112
                                                                ----------
Investments:
 Nuclear power companies, at equity                                 48,147
 Non-utility property and other investments                         26,773
                                                                ----------
      Total investments                                             74,920
                                                                ----------
Current assets:
 Cash                                                                1,392
 Accounts receivable:
   Affiliated companies                                            252,345
   Accrued NEEI revenues                                            25,875
   Others                                                           20,707
 Fuel, materials and supplies, at average cost                      67,186
 Prepaid and other current assets                                   25,027
                                                                ----------
      Total current assets                                         392,532
                                                                ----------
Deferred charges and other assets                                  234,417
                                                                ----------
                                                                $2,627,981
                                                                ==========
                    CAPITALIZATION AND LIABILITIES
                    ------------------------------
Capitalization:
 Common stock, par value $20 per share,
   authorized and outstanding 6,449,896 shares                  $  128,998
 Premiums on capital stocks                                         86,779
 Other paid-in capital                                             289,818
 Retained earnings                                                 396,358
                                                                ----------
      Total common equity                                          901,953
 Cumulative preferred stock, par value $100 per share               39,666
 Long-term debt                                                    735,953
                                                                ----------
      Total capitalization                                       1,677,572
                                                                ----------
Current liabilities:
 Short-term debt (including $7,275,000 to affiliates)              124,375
 Accounts payable (including $40,170,000 to affiliates)            152,717
 Accrued liabilities:
   Taxes                                                            15,553
   Interest                                                         10,055
   Other accrued expenses                                           12,029
 Dividends payable                                                  41,924
                                                                ----------
      Total current liabilities                                    356,653
                                                                ----------
Deferred federal and state income taxes                            386,380
Unamortized investment tax credits                                  55,992
Other reserves and deferred credits                                151,384
                                                                ----------
                                                                $2,627,981
                                                                ==========
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